EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Canada Services, Inc.	Delaware
CIM/TVG, LLC (50% owned)	Delaware
Colorado City Cablevision, Inc.	Delaware
Continental Paper Company	Delaware
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Gemstar Development Limited	United Kingdom
Gemstar Marketing GmbH	Germany
Gemstar Multimedia Ltd.	Japan
Gemstar Technology Development Limited	Hong Kong
Gemstar-TV Guide Europe SARL	Luxembourg
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide International (HK) Limited	Hong Kong
Gemstar-TV Guide Marketing LLC	Delaware
G-TV Guide, LLC	California
GuideWorks, LLC (49%)	Delaware
I Holdings, Inc.	Delaware
Index Systems Inc.	British Virgin Islands
Index Systems (Canada) Inc.	Canada
InfoMedia, S.A.	Luxembourg
Interactive Prevue Guide, Inc.	Delaware
Interactive Program Guide, Inc. (46.25% owned)	Japan
Interactive Sports Holdings, Inc.	Delaware
IPG Development Ventures, LLC	Delaware
IPG Group, Inc.	Delaware
IPG International, Inc.	Delaware
LMC Netlink Corporation	Colorado
MYR Holdings, Inc.	Delaware
Netlink USA (general partnership)	Colorado
Network CTS, Inc.	Delaware
Networks eBook LLC	California
Norpak Corporation (93.5% owned)	Canada
ODS Properties, Inc. (94.5% owned)	Delaware
ODS Technologies, L.P. (94.5% owned)	Delaware
Online Ventures-A, Inc.	Delaware
PM Holdings, Inc.	Delaware
Prevue Ventures, Inc.	Delaware
Sneak Holdings, Inc.	Delaware
Sneak Prevue, LLC.	Oklahoma
Sneak Resources, Inc.	Delaware
SNTV Acquisition, Inc.	Delaware
SNTV Holdings, Inc.	Delaware
SNTV, LLC	Delaware
SpaceCom Systems, Inc.	Delaware
StarSight Telecast, Inc.	California
Station-A, Inc.	Delaware
Station-X, Inc.	Delaware
The iTech Resource Group LLC (94.5% owned)	Delaware
Trackside Live Productions LLC (94.5% owned)	Delaware
TVG Holdings, Inc.	Delaware
TV Guide Affiliate Sales & Marketing, Inc.	Delaware

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

TV Guide Data Solutions, Inc.	Delaware
TV Guide Direct, Inc.	Delaware
TV Guide Distribution, Inc.	Delaware
TV Guide Enterprise Solutions, Inc.	Delaware
TV Guide Entertainment Group, Inc. TV Guide Europe SARL	Delaware Luxembourg
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Magazine Group, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Networks, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Productions, Inc.	Delaware
TV Guide Technology Ventures, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware
TV Guide, Inc.	Delaware
TVGI Canada Services Company	Canada (Nova Scotia)
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
TVSM, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
UV Acquisition Subsidiary, Inc.	Delaware
UV Corp.	Delaware
UV Holdings, Inc.	Delaware
UV Interactive, Inc.	Delaware
UV Ventures, Inc.	Delaware
UVSG Companies, GP	Oklahoma
VCR Index Systems B.V.	Netherlands
Video TV, Inc.	Delaware
WCI Holdings, Inc.	Delaware
Westlink, Inc.	Colorado

All subsidiaries are 100% owned unless otherwise noted.